UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□		Emerging growth company

□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to Item 5.02(e) of Form 8-K, United States Cellular Corporation (U.S. Cellular) is filing this Form 8-K to report a letter agreement that was entered into with a certain “named executive officer”, as follows:

Effective May 22, 2018, U.S. Cellular entered into a letter agreement (Letter Agreement) with Deirdre C. Drake, Senior Vice President, Chief Human Resources Officer.  Pursuant to the Letter Agreement, Ms. Drake will be promoted to the position of Executive Vice President, Chief Human Resources Officer.  Subject to the conditions set forth in the Letter Agreement, Ms. Drake will be eligible to receive, among other things, (i) an annual base salary of $460,000 per year; (ii) an annual bonus program target of 55% of her annual base salary; and (iii) an additional Restricted Stock Unit award and a Performance Share Unit award target opportunity with the effect of treating Ms. Drake at the Executive Vice President level for 2018.

The foregoing brief description is qualified by reference to the form of Letter Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits:

Exhibit Number	Description of Exhibit

10.1	Form of Letter Agreement Effective May 22, 2018 between U.S. Cellular and Deirdre C. Drake

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	May 24, 2018	By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)